UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2009 combines the historical consolidated balance sheets of Republic Airlines Holdings Inc. (“Republic”) and Midwest Air Group, Inc. (“Midwest”), giving effect to the Merger (as defined in Note 1) as if it had occurred on June 30, 2009.  The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2009 and for the year ended December 31, 2008 combine the historical consolidated statements of operations of Republic and Midwest, giving effect to the Merger as if it had occurred at the beginning of the period presented. The historical consolidated financial statements of Midwest have been adjusted to reflect certain reclassifications to conform to Republic’s financial statement presentation.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with Republic treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by Republic to complete the Merger will be allocated to the assets acquired and liabilities assumed from Midwest based upon their estimated fair values as of the date of the Merger.  A final determination of the fair value of assets acquired and liabilities assumed from Midwest will be based on the actual net tangible and intangible assets and liabilities of Midwest that existed as of the date of the Merger.  As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may be material, to the balance sheet and/or statements of operations.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from and should be read in conjunction with (1) the unaudited interim condensed consolidated financial statements of Republic contained in its Quarterly Report on Form 10-Q for the six month period ended June 30, 2009; (2) the unaudited interim condensed consolidated financial statements of Midwest for the six month period ended June 30, 2009 included as Exhibit 99.1 in this Form 8-K/A; (3) the audited consolidated financial statements of Republic contained in its Annual Report on Form 10-K for the year ended December 31, 2008; and (4) the audited consolidated financial statements of Midwest as of December 31, 2008 included as Exhibit 99.2 in this Form 8-K/A. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent Republic’s consolidated results of operations or consolidated financial position had the Merger occurred on the dates assumed, nor are these financial statements necessarily indicative of Republic’s future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities, benefits that may result from operating efficiencies or revenue synergies expected to result from the Merger.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2009

					Condensed
(In thousands)	Historical		Pro Forma		Combined
	Republic	Midwest	Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$97,371	$9,952	$(6,000)	(C)	$101,323
Restricted cash	14,716	39,830	-		54,546
Receivables—net of allowance for doubtful accounts	36,921	6,521	(320)	(D)	43,122
Fair value of fuel derivatives	-	175	-		175
Inventories—net	58,236	4,028	-		62,264
Prepaid expenses and other current assets	15,320	2,285	-		17,605
Notes receivable—net of allowance	76,900	-	(30,659)	(E)	46,241
Assets held for sale	-	8,340	-		8,340
Deferred income taxes	9,184	2,645	-		11,829
Total current assets	308,648	73,776	(36,979)		345,445
Aircraft and other equipment—net	2,726,916	11,708	-		2,738,624
Intangible and other assets	190,386	37,611	16,007	(F)	244,004
Goodwill	-	48,248	101,104	(G)	149,352
Total	$3,225,950	$171,343	$80,132		$3,477,425
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current portion of long-term debt	$141,214	$81,130	$(61,674)	(H)	$160,670
Accounts payable	24,635	9,776	(320)	(D)	34,091
Air traffic liability	-	56,835	(14,100)	(L)	42,735
Unearned revenue	-	1,178	-		1,178
Deferred frequent flyer revenue	-	-	15,136	(A)	15,136
Accrued liabilities	145,280	-	54,197	(A)	199,477
Accrued vacation pay	-	2,842	(2,842)	(A)	-
Accrued other	-	66,491	(66,491)	(A)	-
Total current liabilities	311,129	218,252	(76,094)		453,287
Long-term debt—less current portion	2,082,216	-	25,000	(I)	2,107,216
Deferred frequent flyer revenue	-	55,884	(8,200)	(M)	47,684
Accrued pension and other post retirement benefits	-	9,853	(9,853)	(B)	-
Deferred credits and other non current liabilities	79,863	4,650	24,778	(B) (J)	109,291
Deferred income taxes	260,299	7,205	-		267,504
Total liabilities	2,733,507	295,844	(44,369)		2,984,982
Commitments and contingencies
Republic Airways Holdings Inc. Stockholders' Equity:
Preferred stock	-	-	-		-
Common stock	44	2,433	(2,433)	(K)	44
Additional paid-in capital	300,044	480,140	(480,140)	(K)	300,044
Treasury stock	(181,820)	-	-		(181,820)
Accumulated other comprehensive income (loss)	(2,371)	3,619	(3,619)	(K)	(2,371)
Accumulated earnings/(deficit)	379,193	(610,693)	610,693	(K)	379,193

Total Republic Airways Holdings Inc. stockholders' equity	495,090	(124,501)	124,501		495,090
Noncontrolling interests in Mokulele Flight Service, Inc. ("MFSI")	(2,647)	-	-		(2,647)
Total equity	492,443	(124,501)	124,501		492,443
Total	$3,225,950	$171,343	$80,132		$3,477,425

See accompanying notes to unaudited proforma condensed combined financial information.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009

					Pro Forma
(In thousands)	Historical		Pro Forma		Six Months Ended
	Republic	Midwest	Adjustments		June 30, 2009
OPERATING REVENUES:

Regional airline services	$632,055	$-	$(29,908)	(N)	$602,147
Passenger service	-	169,554	-		169,554
Cargo	-	2,027	-		2,027
Other	13,212	25,879	-		39,091
Total operating revenues	645,267	197,460	(29,908)		812,819
OPERATING EXPENSES:
Wages and benefits	130,582	38,385	-		168,967
Aircraft fuel	60,702	50,140	256	(R)	111,098
Commissions	-	5,906	(5,906)	(R)	-
Dining services	-	1,813	(1,813)	(R)	-
Station rental, landing, and other fees	-	18,900	(18,900)	(R)	-
Landing fees and airport rents	35,408	-	12,248	(R)	47,656
Aircraft and engine rent	61,808	8,785	-		70,593
Maintenance and repair	92,635	6,844	381	(R)	99,860
Capacity purchase agreement	-	50,965	(29,908)	(N)	21,057
Insurance and taxes	13,282	-	1,059	(R)	14,341
Depreciation and amortization	73,604	6,327	3,187	(F)	83,118
Promotion and sales	-	-	14,418	(R)	14,418
Restructuring charges	-	(3,023)	3,023	(R)	-
Loss on fuel derivatives	-	1,246	-		1,246
Goodwill impairment	13,335	-	-		13,335
Other impairment losses		93,352	-		93,352
Other	65,506	21,761	(4,766)	(R)	82,501
Total operating expenses	546,862	301,401	(26,721)		821,542
OPERATING INCOME (LOSS)	98,405	(103,941)	(3,187)		(8,723)
OTHER INCOME (EXPENSE):
Interest expense	(70,384)	(12,914)	302	(O) (P)	(82,996)
Other—net	7,639	99	(1,302)	(O) (Q)	6,436
Total other income (expense)	(62,745)	(12,815)	(1,000)		(76,560)

INCOME (LOSS) BEFORE INCOME TAXES	35,660	(116,756)	(4,187)		(85,283)

INCOME TAX EXPENSE	22,030	(7,783)			14,247

NET INCOME (LOSS) (INCLUDING NONCONTROLLING INTERESTS)	13,630	(108,973)	(4,187)		(99,530)
Add: Net loss (income) attributable to noncontrolling interest in MFSI	2,647	-	-		2,647
Net income (loss) of the Company	$16,277	$(108,973)	$(4,187)		$(96,883)

Weighted average number of common and common equivalent shares outstanding, basic	34,449				34,449
Net income (loss) per share, basic	$0.48				$(2.81)

Weighted average number of common and common equivalent shares outstanding, diluted	34,449				34,449
Net income (loss) per share, diluted	$0.48				$(2.81)

See accompanying notes to unaudited pro forma condensed combined financial information.

REPUBLIC AIRWAYS HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

(In thousands)	Historical					Pro Forma
		Predecessor	Succesor	Pro Forma		Twelve Months Ended
	Republic	Midwest	Midwest	Adjustments		December 31, 2008
OPERATING REVENUES:

Regional airline services	$1,462,211	$-	$-	$(11,669)	(N)	$1,450,542
Passenger service	-	49,751	529,492	-		579,243
Cargo	-	984	7,605	-		8,589
Other	17,544	6,907	56,975	-		81,426

Total operating revenues	1,479,755	57,642	594,072	(11,669)		2,119,800

OPERATING EXPENSES:
Wages and benefits	252,336	17,802	119,074	-		389,212
Aircraft fuel	327,791	28,481	294,348	977	(R)	651,597
Commissions	-	1,597	18,005	(19,602)	(R)	-
Dining services	-	725	5,174	(5,899)	(R)	-
Station rental, landing, and other fees	-	5,957	47,678	(53,635)	(R)	-
Landing fees and airport rents	59,891	-	-	32,877	(R)	92,768
Aircraft and engine rent	134,206	5,000	52,281	(559)	(R)	190,928
Maintenance and repair	169,425	5,629	33,383			208,437
Capacity purchase agreement	-	5,105	68,978	(11,669)	(N)	62,414
Insurance and taxes	25,793	-	-	3,359	(R)	29,152
Depreciation and amortization	133,206	1,306	23,390	6,373	(F)	164,275
Promotion and sales	-	-	-	40,424	(R)	40,424
Acquisition charges	-	23,138	-	(23,138)	(R)	-
Restructuring charges	-	-	38,311	-		38,311
Loss on fuel derivatives	-	3,683	6,780	-		10,463
Goodwill impairment	-	-	190,387	-		190,387
Other impairment losses	-	-	171,459	-		171,459
Other	122,012	2,102	59,471	25,196	(R)	208,781

Total operating expenses	1,224,660	100,525	1,128,719	(5,296)		2,448,608

OPERATING INCOME (LOSS)	255,095	(42,883)	(534,647)	(6,373)		(328,808)

OTHER INCOME (EXPENSE):
Interest expense	(131,856)	(93)	(20,179)	(1,318)	(O) (P)	(153,446)
Other—net	14,176	619	2,174	(682)	(O) (Q)	16,287
Total other income (expense)	(117,680)	526	(18,005)	(2,000)		(137,159)
INCOME (LOSS) BEFORE INCOME TAXES	137,415	(42,357)	(552,652)	(8,373)		(465,967)

INCOME TAX EXPENSE (BENEFIT)	52,835	279	(50,932)	-		2,182
Net income (loss) of the Company	$84,580	$(42,636)	$(501,720)	$(8,373)		$(468,149)

Weighted average number of common and common equivalent shares outstanding, basic	34,885					34,885
Net income (loss) per share, basic	$2.43					$(13.42)

Weighted average number of common and common equivalent shares outstanding, diluted	34,949					34,885
Net income (loss) per share, diluted	$2.42					$(13.42)

See accompanying notes to unaudited pro forma condensed combined financial information.

REPUBLIC AIRWAYS HOLDINGS INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(In thousands, except share and per share amounts)

1.	Basis of Presentation

Midwest Air Group, Inc.

On July 31, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 23, 2009, among Republic Airways Holdings Inc. (the “Company”), RJET Acquisition, Inc. and Midwest Air Group, Inc. (“MAG”), as amended (the “Merger Agreement”), RJET Acquisition, Inc. merged with and into MAG (the “Merger”) with MAG continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company.  Pursuant to the Merger Agreement, at the effective time of the Merger, the shares of MAG that were outstanding immediately prior to the effective time of the Merger were converted into the right to receive an aggregate amount in cash equal to $1.00.  In connection with the closing of the Merger, the Company also consummated the transactions contemplated by the Investment Agreement, dated June 23, 2009 (the “Investment Agreement”), among TPG Midwest US V, LLC, TPG Midwest International V, LLC (together, the “TPG Entities”) and the Company.  Pursuant to the Investment Agreement, at the effective time of the Merger, the Company purchased from the TPG Entities their $31,000 secured note from Midwest Airlines, Inc., a wholly-owned subsidiary of MAG, for approximately $6,000 in cash and issued the TPG Entities an 8% convertible note having a principal amount of $25,000 and a five-year maturity and convertible by the TPG Entities in whole or in part, from time to time, prior to maturity into 2,500,000  shares of the Company’s common stock, subject to adjustment in certain circumstances.

2.	Estimates of Fair Value of Assets Acquired and Liabilities Assumed

The accompanying Unaudited Pro Forma Condensed Combined Financial Information was prepared in accordance with Statement of Financial Accounting Standards No. 141 (R), “Business Combinations.”  This financial information reflects the preliminary estimates of fair values.

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to goodwill.  The purchase price allocation is based upon a purchase price of approximately $61,800.  This amount was derived from assuming the $30,800 secured note from TPG, $6,000 in cash contribution, and issuing a $25,000 convertible note to TPG.

The Company is in the process of determining the fair value of assets acquired and liabilities assumed.  This valuation process, as well as evaluation of the related income tax implications of the transaction, is still in progress and will likely not be completed prior to the filing of Republic’s Annual Report on Form 10-K for the year ending December 31, 2009.  The following table represents a preliminary allocation of the total consideration to tangible and intangible assets acquired and liabilities assumed from Midwest based on Republic’s preliminary estimate of their respective fair values as of June 30, 2009:

Total purchase consideration
Cash	$6,000
Convertible note	25,000
Assumed debt	30,800
Total purchase consideration	61,800

Assets acquired:
Current assets	73,700
Aircraft and other equipment—net	11,700
Intangible and other assets	53,600
Total assets acquired	139,000

Liabilities acquired:
Current liabilites	142,200
Negative leaseholds	14,900
Long term liabilities	69,500
226,600

Goodwill	$149,400

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Republic and Midwest, after giving effect to the Merger and the adjustments described in these notes, and are intended to reflect the impact of the Merger on Republic’s consolidated financial statements.

The pro forma condensed combined information set forth in this Form 8-K/A is presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations and financial position that actually would have resulted had the acquisition occurred on the date indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K/A.

3.	Pro Forma Financial Statements and Adjustments

The unaudited pro forma condensed combined financial statements give effect to the following pro forma adjustments, and do not include any adjustments for material non-recurring charges:

(A)
Reflects a reclassification of certain Midwest current liabilities reported under the Midwest financial statement classifications to Republic’s financial statement classifications for consistency purposes.

(B)	Reflects a reclassification of accrued pension and other post retirement benefits for Midwest of $9,853 to deferred credits and other non current liabilities to conform with Republic’s classification.

(C)	Represents an adjustment of $6,000 to reduce cash and cash equivalents reflecting the cash consideration paid to TPG upon closing of the transaction.

(D)	Reflects the elimination of intercompany receivables and payables of $320 between the Company and Midwest.

(E)	Reflects the elimination of the $30,659 note receivable due from Midwest.

(F)
An increase of intangible and other assets of $16,007 reflects the increase in the estimated fair value of slots and the fair value of the credit card agreement,  resulting from the preliminary assessment of fair value of assets acquired by Republic.  As a result of this adjustment, the Unaudited Pro Forma Condensed Combined Statements of Operations reflect an increase of amortization expense of $3,187 for the six months ended June 30, 2009 and $6,373 for the year ended December 31, 2008.  The credit card agreement  has a life of two years and the slots will be reviewed for impairment annually.

(G)	Represents the adjustment to goodwill, resulting from the preliminary assessment of fair value of assets acquired and liabilities assumed by Republic.

(H)
Reflects the intercompany elimination of Midwest’s $30,659 note payable to Republic and $31,015 note payable to TPG, which was assumed by Republic as a result of the Merger.  The note payable to TPG was assumed by Republic in connection with the cash payment of $6,000 and convertible note of $25,000 given to TPG as consideration for the acquisition of Midwest.

(I)
Represents an adjustment to reflect the $25,000 convertible note payable issued by Republic to TPG as part of the consideration paid to TPG upon closing of the transaction.  Republic is in the process of finalizing its assessment of the accounting treatment for the conversion feature.  For purposes of the pro forma presentation, Republic has used the stated interest rate on the convertible note of 8% annually.

(J)
An increase of $14,925 to reflect the assumption of negative leasehold interests on aircraft and real property as part of Republic’s preliminary assessment of fair value of assets acquired and liabilities assumed in the acquisition of Midwest.

(K)
Adjustment reflects the elimination of all of Midwest’s shareholders’ deficit, including $2,433 of common stock, $480,140 of additional paid-in capital, $3,619 of accumulated other comprehensive loss, and an accumulated deficit of $610,693.

(L)	Adjustment reflects the decrease to the air traffic liability of $14,100 to the preliminary estimated fair value of the liability.

(M)	Adjustment reflects the decrease of frequent flyer liability of $8,200 to the preliminary estimated fair value of the liability.

(N)
Adjustment reflects the elimination of income and expense associated with Republic’s regional airline service agreement with Midwest.  The remaining capacity purchase agreement expenses recognized in Midwest’s historical financial statements are related to Midwest’s capacity purchase agreement with SkyWest Airlines, Inc.

(O)
Reflects the elimination of intercompany interest expense and income of $1,302 for the six months ended June 30, 2009 and $682 for the year ended December 31, 2008 resulting from the note payable at Midwest to Republic.

(P)
Reflects an increase in interest expense of $1,000 for the six months ended June 30, 2009, and $2,000 for the year ended December 31, 2008, for interest on the 8% annual, $25,000 convertible note payable to TPG resulting from the Merger.

(Q)
Reflects the elimination of intercompany interest income of Republic of $1,302 for the six months ended June 30, 2009 and $682 for the year ended December 31, 2008 resulting from the loan provided to Midwest.

(R)
Reflects a reclassification of certain Republic and Midwest operating expenses reported under the historical basis of presentation to conform with Republic’s intended financial statement classifications  for the newly combined entity.  In doing so, a new line item for promotion and sales was created which is intended to include items such as travel agent commissions, customer relations and reservations, credit card fees, and other similar items.